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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Aristar, Inc. on Form S-3 dated June 7, 1999, of our report dated January 19, 1999, appearing in the Annual Report on Form 10-K of Aristar, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Registration Statement.


/S/ Deloitte & Touche LLP

June 7, 1999
Tampa, Florida